UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

MATTRESS FIRM HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35354	20-8185960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5815 Gulf Freeway, Houston, Texas	77023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 923-1090

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 28, 2014, Mattress Firm Holding Corp. (the “Company”) received a notice from The NASDAQ Stock Market LLC that the Company was no longer in compliance with Listing Rule 5605 regarding audit committee requirements.  The non-compliance was a result of the removal of Mr. Fred Tinsey from his position on the Audit Committee of the Board of Directors of the Company, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2014.

In accordance with Listing Rule 5605(c)(4), the Company has until September 29, 2014 to become compliant with the audit committee requirements.  Over the past several weeks, management and member of the Company’s Board of Directors have evaluated and interviewed possible candidates to join the Board of Directors.  On June 3, 2014, the Nominating and Corporate Governance Committee of the Board of Directors of the Company nominated a candidate and recommended that the Board of Directors elect the individual to the Board of Directors and appoint him to the Audit Committee.  Upon the election by the Board of Directors, the Company will disclose the addition of the new member on a Current Report on Form 8-K in accordance with the rules promulgated under the Securities Act of 1933, as amended.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTRESS FIRM HOLDING CORP.

Date: June 4, 2014	By:	/s/ Jim R. Black
Jim R. Black
Executive Vice President and Chief Financial Officer

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